SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       ROANOKE ELECTRIC STEEL CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

[logo]          ROANOKE ELECTRIC STEEL CORPORATION
                P.O. BOX 13948

                ROANOKE, VIRGINIA 24038-3948

                December 28, 1998



                DEAR SHAREHOLDER:

                    The Annual Meeting of Shareholders of Roanoke Electric
                Steel Corporation will be held at 10:00 a.m. on Tuesday, February 16, 1999, in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia. Enclosed you will find the formal Notice, Proxy and Proxy Statement detailing the matters which will be acted upon.


                    WE URGE YOU TO SIGN AND DATE THE PROXY, AND RETURN IT AS
                SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHOULD YOU DECIDE TO ATTEND THE MEETING AND VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                    We appreciate your continued interest and investment in
                Roanoke Electric Steel Corporation.



                                                  Sincerely,



                                                  /s/ DONALD G. SMITH
                                                  ------------------------
                                                      DONALD G. SMITH
                                                      CHAIRMAN AND CEO

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

        TO THE SHAREHOLDERS OF ROANOKE ELECTRIC STEEL CORPORATION:

           NOTICE is hereby given that the 1999 Annual Meeting of Shareholders of Roanoke Electric Steel Corporation (the "Company") will be held in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on Tuesday, February 16, 1999, at 10:00 a.m., local time, for the following purposes:

           1. To elect three Class C directors to serve until the Annual Meeting of Shareholders in 2002, and, in the case of each director, until his successor is duly elected and qualifed; and

           2. To transact such other business as may properly come before the Meeting, or any adjournments thereof.

           Only shareholders of record at the close of business on December 8, 1998, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof.

           TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED. YOUR PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.


                                        By Order of the Board of Directors



                                       /s/ THOMAS J. CRAWFORD
                                       -------------------------------------
                                        THOMAS J. CRAWFORD
                                        VICE PRESIDENT ADMINISTRATION
                                        AND SECRETARY


     December 28, 1998

[logo]               ROANOKE ELECTRIC STEEL CORPORATION
                     P.O. BOX 13948
                     ROANOKE, VIRGINIA 24038-3948

                                PROXY STATEMENT


                      1999 ANNUAL MEETING OF SHAREHOLDERS

     The solicitation of the enclosed 1999 proxy is made by and on behalf of the Board of Directors (the "Board") of Roanoke Electric Steel Corporation (the "Company") to be used at the 1999 Annual Meeting of Shareholders to be held on Tuesday, February 16, 1999, at 10:00 a.m., local time, in the Auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of the Proxy Statement and the accompanying proxy is December 28, 1998.

     The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegram or personal calls. No additional compensation will be paid by the Company to such officers, directors and regular employees for such solicitation assistance. It is contemplated that brokerage houses and nominees will be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for reasonable charges and expenses in this connection.

     All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by submitting a signed proxy bearing a later date or by written notice of revocation of the proxy sent to the Corporate Secretary of the Company, P.O. Box 13948, Roanoke, Virginia 24038-3948.

     The Annual Report to Shareholders, including the financial statements for the year ended October 31, 1998, reported upon by Deloitte & Touche LLP, is being mailed concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

     As of December 8, 1998, the Company had outstanding 11,075,888 shares of common stock, each of which is entitled to one vote at the Annual Meeting. Only shareholders of record at the close of business on December 8, 1998, will be entitled to vote at the Annual Meeting or any adjournments thereof.

     A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of December 8, 1998, information with respect to the known beneficial owners of more than five percent of the outstanding common stock of the Company. Unless otherwise noted in the footnotes to the table, the named beneficial owners have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.



              NAME AND ADDRESS                 NUMBER OF SHARES     PERCENT
               OF BENEFICIAL                     BENEFICIALLY         OF
                   OWNER                             OWNED           CLASS
-------------------------------------------   ------------------   --------
Thomas M. Taylor & Co.,                            684,0751           6.2%
Wesley Guylay Capital Management, L.P. and
Wesley Guylay Capital Management III, L.P.
c/o W. Robert Cotham
201 Main Street, Suite 2600
Fort Worth, TX 76102
Dimensional Fund Advisors Inc.                     744,3492           6.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Sarah Hancock McClain                               951,969           8.6%
3912 Bosworth Drive, S.W.
Roanoke, VA 24014

----------
1 Information is based on an amended Schedule 13D, dated May 28, 1998, reporting sole voting and dispositive power as follows: Thomas M. Taylor & Co., 138,150 shares; Wesley Guylay Capital Management, L.P., 366,834 shares; and, Wesley Guylay Capital Management III, L.P., 179,091 shares.

2 Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 744,349 shares as of September 30, 1998, all of which are held in portfolios of DFA Investment Dimensions Group Inc. (the "Fund"), a registered open-end investment company, or in series of The DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power of 541,099 shares. Officers of Dimensional also serve as officers of the Fund and the Trust and vote 65,250 shares owned by the Fund and 138,000 shares owned by the Trust.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of December 8, 1998, certain information regarding the beneficial ownership of the common stock of the Company by each director and nominee, each named executive officer, and directors, nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.



          NAME OF BENEFICIAL
          OWNER AND NUMBER OF             SHARES OF COMMON STOCK     PERCENT
           PERSONS IN GROUP                 BENEFICIALLY OWNED       OF CLASS
--------------------------------------   ------------------------   ---------
Frank A. Boxley                                   155,700(1)          1.4%
George B. Cartledge, Jr.                           53,792(2)            *
Thomas J. Crawford                                 29,322(3)            *
Donald R. Higgins                                  41,302(4)            *
George W. Logan                                   260,950(5)          2.4%
Charles I. Lunsford, II                            20,245(6)            *
John E. Morris                                     39,897(7)            *
Thomas L. Robertson                                18,225(8)            *
Donald G. Smith                                   149,727(9)          1.3%
Paul E. Torgersen                                  25,000(10)           *
John D. Wilson                                      4,486(11)           *
All directors, nominees and executive
 officers as a group (11 persons)                 798,646(12)         7.1%

----------
 * Less than one percent.
 1 Includes 85,906 shares held in the name of Mr. Boxley's spouse and 3,000 shares which Mr. Boxley has the right to acquire through the exercise of stock options.
 2 Includes 1,264 shares held in the name of Mr. Cartledge's spouse, 2,528 shares held in custodian accounts for the benefit of Mr. Cartledge's children and 3,000 shares which Mr. Cartledge has the right to acquire through the exercise of stock options.
 3 Includes 12,750 shares which Mr. Crawford has the right to acquire through the exercise of stock options.
 4 Includes 1,350 shares held in the name of Mr. Higgins' spouse and 10,000 shares which Mr. Higgins has the right to acquire through the exercise of stock options.
 5 Includes 450 shares held in the name of Mr. Logan's spouse, 22,500 shares held in a custodian account for the benefit of Mr. Logan's son, and 3,000 shares which Mr. Logan has the right to acquire through the exercise of stock options.
 6 Includes 3,000 shares which Mr. Lunsford has the right to acquire through the exercise of stock options.
 7 Includes 15,000 shares which Mr. Morris has the right to acquire through the exercise of stock options.
 8 Includes 3,000 shares which Mr. Robertson has the right to acquire through the exercise of stock options.
 9 Includes 47,250 shares which Mr. Smith has the right to acquire through the exercise of stock options.
10 Includes 22,500 shares held in the name of Dr. Torgersen's spouse and 2,500 shares which Dr. Torgersen has the right to acquire through the exercise of stock options.
11 Includes 3,000 shares which Dr. Wilson has the right to acquire through the exercise of stock options.
12 Includes 105,500 shares which directors and executive officers have the right to acquire through the exercise of stock options.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class C directors expires at the 1999 Annual Meeting of Shareholders. The terms of the Class A and B directors will expire in 2000 and 2001, respectively.

     There are three Class C directors, Charles I. Lunsford, II, Paul E. Torgersen and John D. Wilson, each of whom has been nominated for reelection by the Board of Directors.

     It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of each of the three nominees set forth below. Each nominee has agreed to serve if elected. If any nominee shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve. The Class C nominees will serve for a three-year term until the 2002 Annual Meeting and until their successors are elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTORS.


                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following information, including the principal occupation during the past five years, is given with respect to the directors and nominees for election to the Board at the 1999 Annual Meeting of Shareholders.



                              NAME, AGE, PRINCIPAL OCCUPATION                                 DIRECTOR
                              AND CERTAIN OTHER DIRECTORSHIPS                                  SINCE
------------------------------------------------------------------------------------------   ---------
                                   NOMINEES FOR DIRECTOR
                                         CLASS C
                           (SERVING UNTIL 2002 ANNUAL MEETING)
CHARLES I. LUNSFORD, II (58). Retired since January, 1998. Prior thereto, Chairman, Chas.      1978
  Lunsford Sons & Associates, a general insurance brokerage firm and agency.
PAUL E. TORGERSEN (67). President, Virginia Polytechnic Institute and State University         1986
  since January, 1994. Prior thereto, President, Virginia Tech Corporate Research
  Center, Inc.
JOHN D. WILSON (67). Retired since May, 1995. Prior thereto, President, Washington and Lee     1987
  University.
                               DIRECTORS CONTINUING IN OFFICE
                                          CLASS A
                             (SERVING UNTIL 2000 ANNUAL MEETING)
GEORGE B. CARTLEDGE, JR. (57). President, Grand Home Furnishings, a retailer of home and       1991
  office furniture.
THOMAS L. ROBERTSON (55). President and Chief Executive Officer, Carilion Health System, a     1992
  regional provider of healthcare services. Director, Roanoke Gas Company.
DONALD G. SMITH (63). Chairman of the Board, President, Treasurer and Chief Executive          1984
  Officer of the Company. Director, American Electric Power Company, Inc.

                              NAME, AGE, PRINCIPAL OCCUPATION                                 DIRECTOR
                              AND CERTAIN OTHER DIRECTORSHIPS                                   SINCE
------------------------------------------------------------------------------------------   ----------
                               DIRECTORS CONTINUING IN OFFICE
                                          CLASS B
                             (SERVING UNTIL 2001 ANNUAL MEETING)
FRANK A. BOXLEY (65). President, Southwest Construction, Inc., a general contractor.           1993
GEORGE W. LOGAN (53). Chairman, Valley Financial Corporation, a holding company for Valley     1997
  Bank, N.A., a general commercial and retail banking business, since 1994. Director,
  Valley Financial Corporation.

                       BOARD OF DIRECTORS AND COMMITTEES

MEETINGS OF THE BOARD

     The Board of Directors held fifteen meetings during fiscal 1998. All directors attended 75% or more of the total number of meetings of the Board and the committees of the Board on which they served.


DIRECTOR COMPENSATION

     Each director of the Company receives a $9,000 annual retainer plus $750 for each Board meeting attended. In addition, non-employee directors receive a fee of $500 for each committee meeting attended. Directors not residing in Roanoke, Virginia, are reimbursed for actual travel expenses to attend Board and committee meetings.

     On February 18, 1997, the Company implemented a Non-Employee Director Stock Option Plan (the "Directors' Plan"). The number of shares and the corresponding exercise prices, relating to the underlying options granted, have been adjusted to give effect to the March 25, 1998, 3-for-2 stock dividend. Pursuant to the Directors' Plan, each non-employee director was granted an option to purchase 1,500 shares of common stock of the Company at $10.50 per share, the fair market value of the common stock on the date of grant. Also, each non-employee director who was a member of the Board on February 18, 1997, was granted an option to purchase an additional 1,500 shares of common stock on February 16, 1998, at $17.50 per share, the fair market value on such date, with a term of ten years. In addition, George W. Logan, who was appointed a director by the Board on April 15, 1997, was granted an option to purchase 3,000 shares of common stock on February 16, 1998, at $17.50 per share, the fair market value on such date, with a term of ten years. Future non-employee directors are eligible for participation in the Directors' Plan. In all instances, the total underlying shares issuable pursuant to options granted to any individual non-employee director under the Directors' Plan is limited to a maximum of 3,000 shares, with a maximum aggregate of 25,000 shares issuable under the Directors' Plan. To date, 24,000 shares of the maximum aggregate shares pursuant to options have been granted to non-employee directors.


DIRECTORS' RETIREMENT PLAN

     The Board adopted, effective as of January 24, 1989, an unfunded directors' retirement plan, whereby eligible directors of the Company will receive a monthly benefit following retirement from the Board. A director is eligible after five years of service as a director and will be paid an amount equal to the retainer fee being paid to then current members of the Board for a period corresponding in duration with the participant's years of service as a director of the Company, or such longer or shorter period as the Board may determine. In all cases, payment of benefits will cease upon the death of the participant.

COMMITTEES OF THE BOARD

     The Board of Directors of the Company has standing Executive, Audit, Profit Sharing Plan and Compensation and Stock Option Committees. The respective membership on and functions of such committees are set forth below. The Board has no standing Nominating Committee.

     The Executive Committee of the Board is composed of directors Smith (Chairman), Cartledge, Robertson and Torgersen. This Committee is authorized to act, between meetings of the Board, in the place and stead of the Board, except with respect to matters reserved for the Board by Virginia law or by resolution of the Board. The Executive Committee met twelve times in fiscal 1998.

     The Audit Committee of the Board is composed of directors Robertson (Chairman), Logan and Torgersen. The functions of the Audit Committee include reviewing the accounting principles and procedures employed by the Company, reviewing annual and interim reports of the Company and the independent public accountants of the Company, reviewing significant financial information, reviewing the Company's system of internal controls, reviewing all related party transactions and recommending the selection of the independent public accountants. The Audit Committee met twice in fiscal 1998.

     The Profit Sharing Plan Committee of the Board is composed of directors Lunsford (Chairman) and Smith. The Committee meets quarterly to administer the Employees' Profit Sharing Plan of the Company, including making amendments thereto and issuing rulings or interpretations thereunder. The Profit Sharing Plan Committee met four times in fiscal 1998.

     The Compensation and Stock Option Committee of the Board is composed of directors Cartledge (Chairman), Boxley, Lunsford and Wilson. The Committee meets as necessary to oversee the Company's compensation and benefit practices, recommend to the full Board the compensation arrangements for the Company's senior officers, administer the Company's executive compensation plans and administer and consider awards under the Company's Employees' Stock Option Plan. The Compensation and Stock Option Committee met twice in fiscal 1998.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years ended October 31, 1998, 1997 and 1996 concerning the compensation of the Company's Chief Executive Officer and each of the other executive officers of the Company whose total annual compensation and bonus in fiscal 1998 exceeded $100,000 (hereinafter referred to as the "Named Executive Officers").


SUMMARY COMPENSATION TABLE



                                                                              LONG TERM
                                              ANNUAL COMPENSATION(1)         COMPENSATION
                                       ----------------------------------   -------------
                                                                                AWARDS
                                                                            -------------
                                                                             SECURITIES(3)
                                                                              UNDERLYING      ALL OTHER
              NAME AND                                                         OPTIONS       COMPENSATION
         PRINCIPAL POSITION             YEAR     SALARY($)     BONUS($)(2)       (#)             ($)(4)
------------------------------------   ------   -----------   -----------   -------------   -------------
Donald G. Smith                        1998       256,917      778,849         28,125           26,638
 Chairman, President,                  1997       216,333      656,690         28,125           24,541
 Treasurer and CEO                     1996       184,667      531,087         28,125           21,935
Donald R. Higgins                      1998       123,000      243,390          7,500           24,818
 Vice President-Sales                  1997       108,000      210,926          7,500           22,724
                                       1996        94,667      189,674          7,500           20,132
John E. Morris                         1998       122,000      243,390          7,500           25,006
 Vice President-Finance                1997       107,000      210,926          7,500           22,914
 and Assistant Treasurer               1996        93,667      189,674          7,500           20,331
Thomas J. Crawford                     1998       108,000      180,303          7,500           24,254
 Vice President Administration and     1997        93,000      126,555          5,250           22,165
 Corporate Secretary                   1996        79,667      113,804          3,750           19,593

----------
1 None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus reported in the above table.

2 Represents incentive compensation paid according to the incentive compensation program, as described in the Compensation and Stock Option Committee Report on Executive Compensation.

3 Adjusted to give effect to the March 25, 1998 3-for-2 stock dividend.

4 Includes for 1998 (i) vested contributions from the Profit Sharing Plan of the Company and its subsidiaries, and (ii) employer paid insurance premiums, respectively, for the Named Executive Officers as follows: Mr. Smith, $23,870 and $2,768; Mr. Higgins, $23,754 and $1,064; Mr. Morris, $23,667 and
  $1,339; and Mr. Crawford, $23,579 and $675.

     The following table sets forth information regarding stock options granted to each of the Named Executive Officers during the fiscal year ended October 31, 1998.


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                 GRANT DATE
                                                 INDIVIDUAL GRANTS(1)                              VALUE
                       ----------------------------------------------------------------------   -----------
                                       % OF TOTAL
                         NUMBER OF       OPTIONS                      MARKET
                        SECURITIES     GRANTED TO      EXERCISE      PRICE ON
                        UNDERLYING      EMPLOYEES      OR BASE       DATE OF                     GRANT DATE
                          OPTIONS       IN FISCAL       PRICE(2)      GRANT       EXPIRATION      PRESENT
        NAME            GRANTED(#)        YEAR        ($/SHARE)     ($/SHARE)        DATE        VALUE($)(3)
--------------------   ------------   ------------   -----------   -----------   ------------   -----------
Donald G. Smith           28,125           25.0          14.875        17.50       2/16/03        212,706
Donald R. Higgins          7,500            6.7          14.875        17.50       2/16/03         56,722
John E. Morris             7,500            6.7          14.875        17.50       2/16/03         56,722
Thomas J. Crawford         7,500            6.7          14.875        17.50       2/16/03         56,722

----------
1 Adjusted to give effect to the March 25, 1998 3-for-2 stock dividend.

2 The exercise price of the options granted is equal to 85% of the closing sales price of the Company's common stock on the Nasdaq National Market on the date of grant. Options generally expire five years from the date of grant.

3 Based on a grant date present value of $11.34 per option share, which was derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to forecast future appreciation of the Company's stock price. The Black-Scholes model was used with the following assumptions: market price on grant date of $17.50 per share; an option exercise date of February 16, 2003; a risk-free rate of return of 4.23%; a dividend yield of 2.18%; and expected volatility of 47.25%. No adjustments are made for risk of forfeiture or non-transferability.

     The following table sets forth information regarding stock options exercised by each of the Named Executive Officers during the fiscal year ended October 31, 1998 and the value of unexercised options held by such persons on October 31, 1998.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES



                                                           NUMBER OF
                                                          SECURITIES(1)     VALUE(1) OF
                                                           UNDERLYING       UNEXERCISED
                                                          UNEXERCISED      IN-THE-MONEY
                                                           OPTIONS AT       OPTIONS AT
                                                           FY-END (#)       FY-END ($)
                                                        ---------------   --------------
                           SHARES(1)
                         ACQUIRED ON        VALUE(1)        EXERCISABLE/     EXERCISABLE/
        NAME            EXERCISE (#)     REALIZED ($)    UNEXERCISABLE     UNEXERCISABLE
--------------------   --------------   -------------   ---------------   --------------
Donald G. Smith            16,125          115,272         47,250/0         106,622/0
Donald R. Higgins           5,000           54,125         10,000/0          13,938/0
John E. Morris              7,500           61,906         15,000/0          41,813/0
Thomas J. Crawford          3,750           44,313         12,750/0          29,269/0

----------
1 Adjusted to give effect to the March 25, 1998 3-for-2 stock dividend.

CHANGE IN CONTROL ARRANGEMENTS

     On August 20, 1996, the Board of Directors adopted executive severance agreements designed to serve the best interests of the Company and its shareholders. The purpose of the agreements is (i) to insure that the shareholders' interest is protected during negotiations relating to possible business combination transactions by placing the executives responsible for negotiations in an objective, impartial position; and (ii) to encourage key managers to remain with the Company to run the Company's business. All of the persons named in the Summary Compensation Table have executed executive severance agreements, and, upon termination of their employment with the Company for any reason (other than death, retirement, cause, disability or voluntary termination for other than good reason) within three years of that change in control, would be entitled to benefits from the Company, including, but not limited to, (i) a cash payment in an amount equal to 2.99 times their respective annual compensation; and (ii) continuation of their usual executive benefits for up to three years after termination.

     The executive severance agreements define a "change in control" as a transaction that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K under the Securities Exchange Act of 1934, including, without limitation, (i) any person, entity or group becoming the beneficial owner, directly or indirectly, of the securities of the Company representing 20% or more of the combined voting power of the Company, or (ii) the individuals who on the date of the executive severance agreement constitute the Board of Directors ceasing for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least 75% of the incumbent directors then still in office.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors, none of whom are eligible to participate in any of the compensation plans administered by the Committee. The Committee is generally charged with overseeing the Company's compensation and benefit practices, making determinations regarding the award of stock options to the Company's executive officers and other employees under the Company's Employees' Stock Option Plan (the "Option Plan") and providing recommendations to the full Board on the salary, incentives and other compensation of the Company's senior officers.

     COMPENSATION PROGRAM. The Company's executive compensation program is designed to attract and retain qualified executives, to support a longstanding internal culture of loyalty and dedication to the interests of the Company and to reward its executives for short and long-term operating results and individual contributions which enhance the value of shareholders' investment in the Company. Compensation of the executive officers, including the Chief Executive Officer, has been structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, the Company's earnings, growth and profitability. Salaries are set at levels which in general are less than amounts paid by competitors, with the incentive compensation program (described below) providing an opportunity for executives to earn competitive levels of total cash compensation. The Company's executive compensation program encourages executives to increase profitability and shareholder value.

     BASE SALARY. Base salaries for executive officers for 1998 were recommended by the Committee and approved by the Board of Directors. The amount of base salary for executive officers other than the Chief Executive Officer is recommended to the Committee by the Chief Executive Officer, based on his evaluation of the executive's performance and contribution to the Company's overall results and current and projected economic conditions. The base salary recommendation for the Chief Executive Officer is determined separately by the Committee after reviewing the Chief Executive Officer's performance, the overall results of the Company and the economic climate. In recommending the base salaries for both the Chief Executive Officer and the other executive officers, the Committee also considers the salaries paid to the chief executive officers and executive officers of other companies, as well as inflation and cost of living factors. The salaries of the Named Executive Officers are listed in the Summary Compensation Table. The Named Executive Officers received increases in base salary in March 1998 as follows: Mr. Smith, $40,000; Mr. Higgins, $15,000; Mr. Morris, $15,000; and Mr. Crawford, $15,000.

     INCENTIVE COMPENSATION PROGRAM. The Company's incentive compensation program, which was established in 1958, has insured that a portion of the total compensation of the executive officers is at risk with respect to the profitability of the Company. The purpose of the incentive program is to directly link a significant portion of executive compensation to Company profitability, which will motivate executives to increase profitability and will reward executives with respect to the Company's success. The emphasis on incentive compensation for executives is consistent with the pay-for-performance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the Company and its shareholders. Under the program, a percentage of the consolidated monthly gross profits, before profit sharing and taxes, of the Company may be distributed to Company officers. At October 31, 1998, the incentive percentages being paid to Messrs. Smith, Higgins, Morris and Crawford totaled 3.75% of the consolidated monthly gross profits, before profit sharing and taxes, of the Company. The percentage of incentive compensation to be received by each executive officer, if any, is approved annually by the Board, upon recommendation of the Committee, using the same procedures and criteria that are applied in determining base salary. The Committee determines the percentage to be awarded to the Chief Executive Officer. The percentages for the other executive officers are recommended by the Chief Executive Officer and are reviewed and approved by the Committee. Incentives earned by the Named Executive Officers are listed in the Summary Compensation Table. The incentive compensation percentage for Mr. Crawford increased by 0.125% in March, 1998, while the other Named Executive Officers received no increase in incentive compensation percentage in 1998.

     STOCK OPTIONS. Stock options awarded under the Option Plan are used as incentives for individual and Company performance and to foster stock ownership by Company executives and other employees. The Compensation and Stock Option Committee has sole responsibility for determining all awards of stock options under the Option Plan, including awards to the Company's executive officers, and for establishing the terms and exercise periods (not to exceed five years) of such options, the requisite conditions for exercise and the amounts of the awards. Under the Option Plan, the option price is 85% of the closing per share sales price of the Company's common stock on the date of grant. In awarding options to executive officers, the Compensation and Stock Option Committee considers the factors set forth above, as well as the individual's current shareholdings in the Company. The Compensation and Stock Option Committee currently reviews and determines each year the frequency, timing, number, or size of option grants to executive officers and other employees of the Company.


     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. In determining the compensation of the Chief Executive Officer, the Committee is guided by the policies and programs described above, Company performance and competitive practices. The primary factor underlying this arrangement is the Company's emphasis on tying a substantial portion of executives' total compensation to the Company's performance. The amount of total cash compensation of the Chief Executive Officer fluctuates depending on the profitability of the Company. As mentioned previously, the base salary for the Chief Executive Officer increased by $40,000 in March, 1998, and the incentive compensation percentage did not change in 1998.


           SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE:

                      George B. Cartledge, Jr., Chairman
                                Frank A. Boxley
                            Charles I. Lunsford, II
                                John D. Wilson

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock with the cumulative total returns on the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Standard & Poor's Iron and Steel Index (the "S&P Iron and Steel") for the five year period commencing on October 31, 1993 and ending on October 31, 1998. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on October 31, 1993 and the reinvestment of dividends.



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG THE ROANOKE ELECTRIC STEEL CORPORATION, THE S & P 500 INDEX
                        AND THE S & P IRON & STEEL INDEX

                                        10/93     10/94     10/95     10/96     10/97     10/98

ROANOKE ELECTRIC STEEL CORPORATION       100       129       185       175       252       287
S & P 500                                100       104       131       163       215       263
S & P IRON & STEEL                       100       112        86        80        95        78

* $100 INVESTED ON 10/31/93 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS,
  FISCAL YEAR ENDING OCTOBER 31.
                                       12

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants are selected annually by the Board upon recommendation of the Audit Committee. The public accounting firm of Deloitte & Touche LLP has been retained by the Company as the independent public accountants for fiscal year 1999. It is expected that a representative of that firm will be present at the shareholders' meeting and will have the opportunity to make a statement and respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Shareholders must be received by the Company, addressed to the attention of the Corporate Secretary, at its principal executive offices, 102 Westside Boulevard, N.W., Roanoke, Virginia 24017, no later than August 30, 1999. The Company's Bylaws limit the business to be transacted at a meeting of shareholders to that specified in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by a shareholder of record of the Company so long as the shareholder gives the President of the Company written notice of the matter not less than sixty nor more than ninety days prior to the meeting. However, if less than seventy days notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholders will be considered timely if it is received by the close of business on the tenth day following the day on which such notice of the meeting was given or the public disclosure was made. Notice is deemed to have been given more than seventy days in advance of an annual meeting of shareholders if the annual meeting is called on the third Tuesday of February. The shareholder's written notice under this Bylaw provision must include certain specified information concerning the proposal, and information as to the proponent's ownership of the Company common stock. Proposals not meeting these requirements will not be entertained at a shareholder's meeting.


                                 MISCELLANEOUS

     All properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the specifications contained thereon.

     The Board knows of no other matter which may properly come before the Annual Meeting for action. However, if any other matter does properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote in accordance with their judgment upon such matter.


                                        By Order of the Board of Directors

                                        /s/ THOMAS J. CRAWFORD
                                        --------------------------------
                                        THOMAS J. CRAWFORD
                                        VICE PRESIDENT ADMINISTRATION
                                        AND SECRETARY







[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------                                                                      For All     With-    For All
ROANOKE ELECTRIC STEEL CORPORATION                                                                      Nominees    held     Except
----------------------------------                         1. To elect three Class C directors to        [   ]      [   ]     [   ]
                                                              serve until the Annual Meeting of
                                                              Shareholders in 2002 and, in the case
                                                              of each director, until his successor is
                                                              duly elected and qualified.

Mark box at right if an address change has been  [  ]
noted on the reverse side of this card.                                    Charles I. Lunsford, II
                                                                             Paul E. Torgersen
                                                                               John D. Wilson
RECORD DATE SHARES:

                                                             -----------------------------------------------------------------------
                                                             Instructions: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write that nominee's name on the line above.

                                                             2. In their discretion, upon such other matters as may properly come before the meeting and any adjournments thereof.

Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------


                                                                 The undersigned hereby acknowledges receipt of the Notice of
--------------------------------------------------------------   Meeting and Proxy Statement dated December 28, 1998.
Shareholder sign here                  Co-owner sign here

DETACH CARD                                                                                                              DETACH CARD

                       ROANOKE ELECTRIC STEEL CORPORATION

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot, which covers in detail the matters to be acted upon at the Annual Meeting of Shareholders.

To assure that your shares are represented at the Annual Meeting, please complete, date, signs and mail as soon as possible the detached card above in the enclosed postage paid envelope. Your vote counts, and we strongly encourage you to exercise your rights as a shareholder.

Thank you for your prompt attention to these matters, and we appreciate your continued interest in Roanoke Electric Steel Corporation.

Sincerely,

Roanoke Electric Steel Corporation

                       ROANOKE ELECTRIC STEEL CORPORATION

                    Proxy for Annual Meeting of Shareholders
                               February 16, 1999

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald G. Smith, John E. Morris and Thomas J. Crawford, or any of them who shall act, proxies for and with all the powers of the undersigned, each with powers of substitution, to vote all shares of the common stock of Roanoke Electric Steel Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders of said Corporation to be held in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on February 16, 1999, at 10:00 a.m., local time, and at all adjournments thereof, on all matters set forth in the Notice and accompanying Proxy Statement for said meeting, a copy of which has been received by the undersigned, as follows on the reverse side of this card.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

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